                                                                  EXHIBIT 23.1
  Consent of Independent Public Accountants

  As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 10, 1997 included in Pacific Gas Transmission Company's previously filed Registration Statement File No. 33-91048. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                          /s/ Arthur Andersen LLP
                                          -----------------------------
                                              Arthur Andersen LLP





  Portland, Oregon
  March 27, 1997